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                                                                    EXHIBIT 23.1



The Board of Directors
Harvard Industries, Inc.


We consent to incorporation by reference in the registration statements (Nos. 33-90166 and 33-98748) on Form S-8 of Harvard Industries, Inc. of our report dated November 11, 1994, related to the consolidated statements of operations, shareholders' deficiency, and cash flows for the year ended September 30, 1994, which report appears in the September 30, 1996 annual report on Form 10-K of Harvard Industries, Inc.





                                                           KPMG Peat Marwick LLP


Tampa, Florida
December 26, 1996